Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-71904) pertaining to the Emmis Communications Corporation 2001 Equity Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-92318) pertaining to the Emmis Communications Corporation 2002 Equity Compensation Plan;

(3)	Registration Statement (Form S-8 No. 333-117033) pertaining to the Emmis Communications Corporation 2004 Equity Compensation Plan;

(4)	Registration Statement (Form S-8 No. 333-171463) pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan;

(5)	Registration Statement (Form S-8 No. 333-184933) pertaining to the Emmis Communications Corporation 2012 Equity Compensation Plan; and

(6)	Registration Statement (Form S-8 No. 333-193245) pertaining to the Emmis Communications Corporation 2012 Retention Plan and Trust

of our report dated May 7, 2015, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries and the effectiveness of internal control over financial reporting of Emmis Communications Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended February 28, 2015.

/s/ Ernst & Young LLP

Indianapolis, Indiana
May 7, 2015